SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - February 7, 2012
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Definitive Contract.

On February 7, 2012, AK Steel Corporation (“AK Steel”) completed an offering (the “Refinancing”) of $73.3 million of tax-exempt industrial revenue bonds (“IRBs”). The Refinancing was effected through offerings of newly issued tax-exempt IRBs in an aggregate principal amount equal to the aggregate outstanding principal amount of the IRBs being replaced. AK Steel will use the net proceeds from the newly issued tax-exempt IRBs to redeem its existing variable-rate tax exempt IRBs (“Redeemed IRBs”).

More specifically, the Refinancing resulted in the issuance of the following new fixed-rate tax-exempt IRBs (the “New IRBs”): (i) $36.0 million aggregate principal amount of 6.75% tax-exempt IRBs due June 1, 2024 issued by the Ohio Air Quality Development Authority (the “OAQDA”), (ii) $30.0 million aggregate principal amount of 7.0% tax-exempt IRBs due June 1, 2028 issued by the City of Rockport, Indiana (the “City of Rockport”), and (iii) $7.3 million aggregate principal amount of 6.25% tax-exempt IRBs due June 1, 2020 issued by the Butler County Industrial Development Authority in Butler County, Pennsylvania (the “BCIDA”, and collectively with the OAQDA and the City of Rockport, the “Tax-Exempt Issuers”).

The New IRBs were issued by the Tax-Exempt Issuers, who loaned the net proceeds of the respective issuances to AK Steel pursuant to the terms of loan agreements between AK Steel and each of the OAQDA, City of Rockport and BCIDA (the “Loan Agreements”). The Loan Agreements provide that the net proceeds of the New IRBs be held by the trustee, Wells Fargo Bank, National Association (the “Trustee”), for the purpose of redeeming the principal amount and accrued interest on the Redeemed IRBs.

The Loan Agreements obligate AK Steel to provide the Trustee with funds sufficient to pay, when due, the principal and premium, if any, and interest on the New IRBs. In addition, under the Loan Agreements AK Steel agrees to comply with, and the holders of the New IRBs are entitled to the benefit of, certain covenants (the “Included Covenants”) applicable to its 7.625% Senior Notes due 2020, as set forth in the Senior Indenture (the “Senior Indenture”) among AK Steel, AK Steel Holding Corporation (the “AK Holding”) and U.S. Bank National Association (“US Bank”), as trustee thereunder, as supplemented by the First Supplemental Indenture (the “Supplemental Indenture”) among the same parties, both dated as of May 11, 2010.

The Loan Agreements contain certain customary events of default after which the New IRBs may be declared due and payable if not cured within an applicable grace period or, in certain circumstances, may be declared due and payable immediately. Such events of default include, among others, failure to pay principal and premium, if any, and interest on the New IRBs when due and payable; a breach of the Included Covenants, which include restrictions on the incurrence of additional debt by certain AK Steel subsidiaries, limitations on the incurrence of liens and the amount of sale/leaseback transactions, and the ability of AK Steel and AK Holding to merge or consolidate with other entities or to sell, lease or transfer all or substantially all of the assets of the AK Steel and AK Holding to another entity, in addition to certain other customary events of default; and certain events in bankruptcy, insolvency or reorganization of AK Steel or AK Holding. In addition, the New IRBs are subject to special mandatory redemption, at any time at 100% of the principal amount plus accrued interest thereon, in the event that a final determination is made that interest payments on the New IRBs are not excludable from holders' gross income for federal income tax purposes. AK Steel's obligations in connection with the New IRBs are guaranteed by its parent company, AK Steel Holding Corporation.

The foregoing description does not constitute a complete summary of the Loan Agreements and is qualified by reference in its entirety to the full text of the Loan Agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

As a result of market conditions, AK Steel elected not to pursue at the present time a previously announced proposed refinancing of its $26.0 million aggregate principal amount of variable-rate taxable IRBs issued by the OAQDA in 2004. AK Steel will continue to evaluate market conditions and assess on an ongoing basis whether to pursue such refinancing in the future.

Also on February 7, 2012, AK Steel directed the trustees of the Redeemed IRBs, The Bank of New York Mellon Trust Company, N.A. and U.S. Bank, pursuant to the terms of the indentures governing the Redeemed IRBs, to deliver notices to all holders of outstanding Redeemed IRBs calling for the redemption of any and all Redeemed IRBs on March 13, 2012 (the “Redemption”). Specifically, the trustees will call for redemption the following Redeemed IRBs: (i) $36.0 million aggregate principal amount of variable rate tax-exempt IRBs issued by the OAQDA, (ii) $30.0 million aggregate principal amount of variable rate tax-exempt IRBs issued by the City of Rockport, and (iii) $7.3 million aggregate principal amount of variable rate tax-exempt IRBs issued by the BCIDA. Among other items, as required by the indentures governing the Redeemed IRBs, the notices from the trustees will inform holders that interest on the Redeemed IRBs shall cease to accrue on and after March 13, 2012.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

		10.1	Air Quality Facilities Loan Agreement dated as of February 1, 2012 between AK Steel and the Ohio Air Quality Development Authority - $36,000,000 Revenue Refunding Bonds, Series 2012-A.

		10.2	Loan Agreement dated as of February 1, 2012 between AK Steel and the City of Rockport, Indiana - $30,000,000 Revenue Refunding Bonds, Series 2012-A.

		10.3	Loan Agreement dated as of February 1, 2012 between AK Steel and the Butler County Industrial Development Authority - $7,300,000 Revenue Refunding Bonds, Series 2012-A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: February 7, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Air Quality Facilities Loan Agreement dated as of February 1, 2012 between AK Steel and the Ohio Air Quality Development Authority - $36,000,000 Revenue Refunding Bonds, Series 2012-A.

10.2	Loan Agreement dated as of February 1, 2012 between AK Steel and the City of Rockport, Indiana - $30,000,000 Revenue Refunding Bonds, Series 2012-A.

10.3	Loan Agreement dated as of February 1, 2012 between AK Steel and the Butler County Industrial Development Authority - $7,300,000 Revenue Refunding Bonds, Series 2012-A.